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                                                                   Exhibit 10.19


                           LEASE AMENDMENT AGREEMENT


         THIS AMENDMENT AGREEMENT dated March 8, 2000, is a rider to and forms a part of the original lease (the "Lease") dated May 7, 1999, between CAMPAU BUILDING COMPANY, L.L.C., a Michigan Limited Liability company ("Landlord") and KNOWLEDGEWARE SOLUTIONS, L.L.C., a Michigan Limited Liability company ("Tenant") for 3,847 square feet in the Peoples Building. The following revisions are made to the original lease:

     1. The Lease is for 3,351 rentable (2,996 useable) square feet on the 7th floor and 3,847 rentable (3,440 useable) square feet on the 8th floor Peoples Building for total rentable square feet of 7,198.

     2. The Lease amendment is for 27 months commencing April 1, 2000, and ending June 30, 2002, under the same terms and conditions as were in effect in the original lease. The TOTAL RENTAL AMOUNT for this period shall be One Hundred Seventy-Two Thousand Nine Hundred Forty Four Dollars ($172,944.00).

          The lease rates will be as follows:


         Months      Rate per Square Foot/Yr.        $ per Month         Total
         ------      ------------------------        -----------        --------

         1 - 15              $10.38                     $ 6,228         $ 93,420
        16 - 27              $11.05                     $ 6,627         $ 79,524

                                                        TOTAL           $172,944

     3. Beginning July 1, 2000 Landlord to contract for Tenant's janitorial service with cleaning limited to five (5) times per week. Tenant will reimburse Landlord monthly for Tenant's janitorial service.

     4. Total rentable square feet in building is 72,850 sq. ft. (65,143 useable). Lessee's pro-rata share of building is 9.88%.

     5. Landlord will provide up to $10,000 for renovation of the 7th floor subject space. All renovation expense over $10,000 will be paid by Tenant. All changes must be approved by Landlord.

     6. Tenant will pay for the following expenses in addition to rent: electric, janitorial and telephone.

     7. There are no future lease term options granted to tenant in this agreement.

         All other covenants and conditions of the Lease shall remain in effect, and no covenant or condition of the Lease shall be deemed waived by any action or non-action in the past.

LESSOR:                                        LESSEE:

CAMPAU BUILDING COMPANY, L.L.C.                KNOWLEDGEWARE SOLUTIONS, L.L.C.

By: /s/ Paul B. Renucci                        By: /s/
   -----------------------------                  ----------------------------
     Paul B. Renucci
     Its: Member                                  Its: President